WEYERHAEUSER Investor Presentation June 2026 Contact Us: (206) 539-3907 Exhibit 99.1

Forward-Looking Statements This presentation contains statements and depictions that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation with respect to the following: our updated second quarter 2026 outlook and expectations concerning earnings and Adjusted EBITDA for each of our businesses and related analysis; our strategic goals and targets and key initiatives including our goal to add $1.5 billion of incremental Adjusted EBITDA to our results measured against a 2024 baseline, create long-term shareholder value and achieve exceptional total shareholder return by 2030, including expected contributions from each of our business segments and enterprise initiatives and related assumptions, projections, goals, targets and drivers; expected levels of demand for wood fiber and our products and related price impacts, including our growth projections for U.S. housing demand and repair and remodel activity, adoption of wood-based building, demand for mass timber, expansion of voluntary carbon markets and demand for renewable energy sources; anticipated development of new market for metallurgical biocarbon and related joint venture partnership expectations; completion and expected financial contributions of new engineered wood products facility; our sustainability goals including without limitation our 2030 greenhouse gas emissions reduction target and our 2040 net-zero emissions goal; expected growth in export markets; our cash dividend framework including the sustainability of our base dividend and our target percentage return to shareholders of Adjusted Funds Available for Distribution (Adjusted FAD) through base dividends, supplemental cash dividends and/or share repurchases; our capital structure including our investment grade credit rating, liability management practices and liquidity; and our outlook for average annual capital expenditures through 2030. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may be identified by our use of certain words in such statements, including without limitation words such as “committed,” “expected,” “emerging,” “future,” “growing,” “initiative,” “maintain,” “opportunity,” “outlook,” “potential,” “recurring,” “sustainable,” “target,” “will,” and similar words or phrases using such words, as well as references to future dates. Depictions or illustrations that constitute forward-looking statements may be identified by graphs, charts or other illustrations indicating expected or predicted occurrences of events, trends, conditions, performance or achievements at a future date or during future time periods. We may refer to assumptions, goals, targets, expected performance through or events to occur by or at a future date, and such references may also constitute forward-looking statements. Forward-looking statements are based on our current expectations and assumptions. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that are difficult to predict and often are beyond the company’s control. These risks, uncertainties and other factors could cause one or more of our expectations to be unmet, one or more of our assumptions to be materially inaccurate or actual results to differ materially from those expressed or implied in our forward-looking statements, or all of the foregoing. Such risks, uncertainties and other factors include without limitation: the effect of general economic conditions, including employment rates, interest rates, inflation rates, housing starts, general availability of financing for home mortgages and the relative strength of the U.S. dollar; market demand and pricing for the company's products, including market demand and pricing for our timberland properties with higher and better uses which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions; changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen; U.S. trade policy and resulting restrictions on international trade and tariffs imposed on imports or exports; the availability and cost of shipping and transportation; economic activity in Asia, especially Japan, India and China; performance of our manufacturing operations, including maintenance and capital requirements; potential disruptions in our manufacturing operations; the level of competition from domestic and foreign producers; the successful execution of our internal plans and strategic initiatives, including cost reduction initiatives; our ability to hire and retain capable employees; the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements; demand and continued market development for emerging renewable energy, carbon credits and carbon sequestration; raw material availability and prices; the effect of weather; changes in global or regional climate conditions and governmental response to such changes; the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters; the effects of significant geopolitical conditions or developments such as significant international trade disputes or domestic or foreign terrorist attacks, armed conflict and political unrest; the occurrence of regional or global health epidemics and their potential effects on our business, results of operations, cash flows, financial condition and future prospects; energy prices; transportation and labor availability and costs; federal tax policies; the effect of forestry, land use, environmental and other governmental regulations; legal proceedings; performance of pension fund investments and related derivatives; the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation; the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses; changes in accounting principles; and other risks and uncertainties identified in our 2025 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements. Nothing on our website is intended to be included or incorporated by reference into, or made a part of, this presentation. Also included in this presentation are certain non-GAAP financial measures, which management believes complement the financial information presented in accordance with U.S. GAAP. Management believes such non-GAAP measures may be useful to investors by providing helpful context in understanding the company’s performance. Our non-GAAP financial measures may not be comparable to similarly named or captioned non-GAAP financial measures of other companies. Except for certain forward-looking non-GAAP measures, a reconciliation of each presented non-GAAP measure to its most directly comparable GAAP measure is provided in the appendices to this presentation.

TABLE OF CONTENTS 3 1. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1. Company Overview Unmatched Portfolio Industry-Leading Performance Disciplined Capital Allocation Investment Thesis | Foundational Strengths | Accelerated Growth Strategy Timberlands | Strategic Land Solutions1 | Wood Products Operational Excellence | Relative Competitive Performance | Innovation Shareholder Returns | Capital Expenditures | Capital Structure Appendix Market Dynamics & Fundamentals | Supplemental Information Strong ESG Foundation Sustainability Strategy | ESG Performance | Carbon Record

4 WEYERHAEUSER INVESTMENT THESIS Unmatched Portfolio Industry-Leading Performance Accelerated Growth Disciplined Capital Allocation Foundational Strengths Expertise | Sustainability | Operational Excellence | Innovation Driving Superior Shareholder Value

WE ARE IN A CLASS BY OURSELVES

Strong Foundation With Distinct Competitive Advantages


Timberlands

We Are The Largest Private Owner Of Timberlands In North America

Unrivaled portfolio with premium assets across all major woodbaskets

10+ million acres held in the U.S. & 13 million acres licensed in Canada[2]


Strategic Land Solutions[1]

We Capture The Highest Value From Every Acre

Expertise & technology platform enable end-to-end portfolio value creation

Leader in Climate Solutions opportunities


Wood Products

We Are One Of North America's Largest Low-Cost Manufacturers

Industry-leading scale & brand

Diversified mix of high-quality products

33 manufacturing facilities operating across North America

22 distribution centers in the largest U.S. homebuilding markets[3]


Value Accelerators

We Have Built An Enduring High-Performance Culture

Strong track record of portfolio management & business development

Industry leaders in OpX, innovation & sustainability

Growing suite of technology platforms to accelerate growth & performance

Unmatched Portfolio With Complementary Industry-Leading Businesses

1. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1.
2. Excludes timber licenses in British Columbia, which were transferred to the buyer of WY's former lumber mill in Princeton, BC, in 2026 Q2.
3. Includes recently added distribution centers in Spokane, WA, Billings, MT and Gallatin, TN. The distribution center in Gallatin is expected to commence operations in late 2026.

5

We Create & Capture Superior Value At Every Step OUR INTEGRATED MODEL IS INTENTIONAL & STRATEGIC DIVERSE CUSTOMER MIX that fully values our quality, scale, reliability & sustainable practices PROPRIETARY SEEDLINGS yield superior growth, wood quality & survival characteristics CUSTOMIZED PLANTING deploys the best genetic material for each acre on our land base TARGETED SILVICULTURE generates superior volume & value in each geography LOW-COST PRODUCER that achieves top margin for lumber, panels & engineered wood REAL ESTATE Maximizing the value from each acre via higher-and-better-use & development parcels NATURAL RESOURCES Steady, recurring rents & royalties from surface & subsurface assets DELIVERED LOG MODEL captures maximum value from each tree using data-driven optimization HARVEST AND HAUL efficiency & logistics capabilities for low-cost & reliable operations HEALTHY FORESTS that are diverse, productive & grown sustainably to financial maturity OPTIMAL RAW MATERIALS to maximize mill margins through cost-effective fiber procurement CLIMATE SOLUTIONS Capitalizing on opportunities across our land base through carbon, renewable energy, mitigation & conservation outcomes

STRONG TRACK RECORD OF PERFORMANCE IMPROVEMENT

Successful Delivery Of 2025 Year-End Targets[1]

TIMBERLANDS

Completed More Than
$1.2B
Of High-Quality Acquisitions
2022-2025

Divested ~$850MM of non-core Timberlands
2022-2025[2]

Recycling Capital To Enhance Value & Quality

CLIMATE SOLUTIONS

Increased Annual Adjusted EBITDA[3] To
$119MM
2025

Developed deep expertise & built a strong pipeline of opportunities

Significant Upside As Markets Continue To Develop

LUMBER

Made Disciplined Capital Investments To Enable
Nearly 1BBF
Of Incremental Production

Well positioned to increase production over the next several years

We Have Considerable Leverage To Changes In Lumber Pricing

INDUSTRY-LEADING PERFORMANCE

Captured
~$210MM
In OpX Improvements Across Our Businesses
2022-2025

#1
In Adjusted EBITDA Margin In All Our Manufacturing Businesses[4]
5-Year Average

CASH RETURNS

Increased Our Sustainable Base Dividend By
≥5%
Annually, 2022-2025

Returned Total Cash Of
>$6B
To Shareholders
2021-2025

1. Multi-year targets established at Investor Day in September 2021.
2. Includes proceeds from divestiture in Virginia announced in 2025 and closed in 2026 Q1.
3. Adjusted EBITDA for Climate Solutions is included in Strategic Land Solutions segment results. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.
4. From 2021-2025, compared to Boise Cascade, Canfor, Interfor, Louisiana-Pacific and West Fraser. Based on public filings and includes only North American operations. Lumber Adj. EBITDA margin includes recurring expenses for softwood lumber countervailing and anti-dumping duties for all companies. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.

7

TARGETING $1.5 BILLION OF INCREMENTAL ADJUSTED EBITDA BY 20302 Cash Return Target Remains Intact At 75-80% Of Adjusted FAD On An Annual Basis 3 8 1. See December 2025 Investor Day Presentation for additional information on 2030 accelerated growth strategy. 2. Measured against 2024 Adjusted EBITDA baseline. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure. 3. See appendix for definition of Adjusted Funds Available for Distribution (FAD). CATALYZING GROWTH through initiatives across our portfolio ENHANCING CASH FLOW PER SHARE and improving earnings stability STRONG FOUNDATION of expertise, OpX, innovation & sustainability Launched New Strategy To Drive Significant Value Creation 1 ACCELERATING GROWTH THROUGH 2030

9 1. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure. 2. See December 2025 Investor Day Presentation for additional information on identified growth initiatives. 3. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1. 4. See December 2025 Investor Day Presentation for product pricing uplift considerations and assumptions. Driving $1.5 Billion Of Incremental Adjusted EBITDA1 – Measured Against 2024 Baseline ACCELERATED GROWTH ROADMAP TO 2030

NUMEROUS GROWTH LEVERS TO DRIVE SUCCESS

Most Are Already Under Way & Within Our Control


Timberlands


Strategic Land Solutions[1]


Wood Products


Enterprise Initiatives

$1 Billion Of Line-Of-Sight Growth Initiatives By 2030 [2,3]

Timberlands	Strategic Land Solutions[1]	Wood Products	Enterprise Initiatives
Ongoing Opportunistic A&D Activity	Real Estate Development	Capitalize On Strategic Lumber Investments	Integration Excellence
Western Harvest Volume Increase	Construction Materials	Monticello TimberStrand® Facility	Artificial Intelligence
New Demand Outlets	Forest Carbon	Distribution Footprint Expansion	Innovation & Automation
Product Uplift Opportunities	Renewable Energy	Product Development	Cost Initiatives
Southern Export Expansion	Carbon Capture & Sequestration	Sales & Marketing Excellence	Supply Chain Optimization
	Mitigation & Conservation		
	Biocarbon		

Additional Potential Catalysts

Timberlands	Strategic Land Solutions[1]	Wood Products	Enterprise Initiatives
Sawlog Pricing Uplift	Emerging Climate Solutions Opportunities	Product Pricing Uplift	Incremental Innovation & Artificial Intelligence Benefits
Larger-Scale M&A	Land Banking & AI Data Centers	Further EWP Organic Growth	
		Larger-Scale M&A	

1. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1.
2. Represents incremental Adjusted EBITDA measured against 2024 baseline. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure.
3. See December 2025 Investor Day Presentation for additional information on identified growth initiatives.

10

FUNDAMENTAL DRIVERS SUPPORTING LONG-TERM GROWTH

We Are Well Positioned To Capitalize On Opportunities Across Our Integrated Portfolio

Favorable Long-Term U.S. Housing & R&R Demand



Strong demographic trends support housing demand

U.S. housing remains significantly underbuilt

Housing stock continues to age supporting healthy R&R demand

Increased Adoption Of Wood-Based Building



Building codes allow for increased wood use in tall buildings

Mass timber demand expected to increase 150% by 2030[1]

WY Wood Products expected to benefit from market expansion

Rising Global Demand For Wood Fiber



Emerging markets will drive significant demand

Traditional global fiber supply regions in structural decline

U.S. is best positioned to meet increasing global demand

Increased Demand For Climate Solutions



Voluntary carbon market continues to expand

Renewables will scale with increasing demand for power

Most companies are maintaining or accelerating sustainability efforts[2]

1. Represents forecasted North American CLT consumption measured against 2024 baseline. Source: FEA Global Mass Timber Service 2025 Annual Report.
2. Source: Harvard Business Review, September 2025.

11

12 UNMATCHED PORTFOLIO Our Quality, Diversity & Scale Cannot Be Replicated Timberlands Strategic Land Solutions1 Wood Products 1. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1.

TIMBERLANDS PORTFOLIO

Superior Holdings Create Value Today & Tomorrow

LARGEST
Private Timberlands Owner In The U.S.

125 YEARS
Of Unmatched Expertise

SIGNIFICANT SUPPLIER
In Every Region

WEST
2.5 Million Acres


High-Value
Douglas Fir

SOUTH
6.6 Million Acres[1]


Premium Southern
Yellow Pine

NORTH
1.2 Million Acres


Diverse Hardwoods
& Softwoods

Approximate acreage, based on year-end 2025. An additional 13 million acres of timberlands are managed under long-term licenses in Canada, excluding timber licenses in British Columbia, which were transferred to the buyer of WY's former lumber mill in Princeton, BC, in 2026 Q2.

1. South acreage adjusted for divestiture in Virginia, announced in 2025 and closed in 2026 Q1.

13

TIMBERLANDS: HIGHLIGHTS

Our Competitive Advantages

- ✓ Exceptional quality & productivity
- ✓ Unmatched timber-growing expertise
- ✓ Unparalleled scale & market access
- ✓ Superior delivered model & supply chain
- ✓ Diverse customer mix to capture value

Our Growth Initiatives


Ongoing Opportunistic A&D Activity
Western Harvest Volume Increase
New Demand Outlets & Product Uplift Opportunities
Southern Export Expansion
$150 MILLION of Adj. EBITDA Uplift by 2030[1]

ENDURING VALUE
ACROSS MARKET CYCLES

~$650 MILLION
Adjusted EBITDA[2]
5-Year Average

REVENUE
BY END MARKET (2021-2025)


Export
21%
WY Mills
26%
Third-Party Domestic
53%

Optionality Drives Enhanced Margins

ADJUSTED EBITDA[2,3]
BY REGION (2021-2025)


West
54%
South
45%
North: 1%

Diversification & Scale Across All Major Markets

1. Multi-year target established at Investor Day in December 2025. Measured against 2024 Adjusted EBITDA baseline. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure. See Investor Day Presentation for additional information on growth initiatives.
2. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.
3. Other Timberlands Adjusted EBITDA is excluded.

14

We Are The Largest Timber REIT With Superior Scale, Execution & Optionality TIMBERLANDS COMPETITIVE POSITION Approximate acreage based on year-end 2025. Sources include Forisk Ownership Database, public filings, & WY reports. Acres In Millions U.S. Weyerhaeuser1 10.3 Rayonier2 4.1 87% 76% 24% 13% 3rd Party Log Sales Internal Log Sales 2,5 Log Sales Volumes In Million Tons (2025) 0 5 10 15 20 25 30 35 Our Peer-Leading Scale & Integrated Manufacturing Allows Us To Flex Volumes & Maximize Overall Returns Industry-Leading Silviculture & Harvesting Costs3 #1 In Adj. EBITDA Per Acre In The West 4 1st Our Substantial Delivered Log Model Enables Us To Capture Higher Margins WY RYN 2,6 Delivered Stumpage 1. Adjusted for divestiture in Virginia, announced in 2025 and closed in 2026 Q1. 2. Rayonier and PotlatchDeltic completed their merger on January 30, 2026. Data reflects the combined entity. 3. Based on most recent Forisk Silviculture Survey for each region. 4. From 2012-2025, based on public filings. Compared to NCREIF and stand-alone Rayonier. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts. Sources: Public filings, WY reports 5. Based on WY analysis. Data shown reflects a combination of stand-alone Rayonier for full year 2025 and PotlatchDeltic data for the last twelve months through 2025 Q3. For PotlatchDeltic, assumes pulpwood and stumpage reported volumes are sold to third party customers. Sources: Public filings, WY reports Delivered vs. stumpage sales volumes for full year 2025. 6. Based on WY analysis. Data shown reflects a combination of stand-alone Rayonier for full year 2025 and PotlatchDeltic data for the last twelve months through 2025 Q3. . TIMBER REIT OWNERSHIP

Unrivaled Market Position & Supply Chain Expertise WEYERHAEUSER TIMBERLANDS EXPORT MARKETS Scale + Consistent Product Quality + Supply Chain Reliability = Export Competitive Advantage UNIQUE JAPAN EXPORT BUSINESS Multi-decade relationships supplying post & beam housing market Western timberlands ownership provides premium logs at unrivaled scale Largest log export facility in North America creates substantial supply chain advantage & efficiencies OTHER WY EXPORT MARKETS Direct-to-customer strategy facilitates consistent demand Flexibility to quickly respond to shifts in global wood demand Southern exports positioned to grow Targeting new geographies & growing demand for wood fiber, biomass & pellets Southern Exports Western Exports 1. Percentages based on average full year Timberlands export log sales. Less than 0.5% of export log revenue associated with sales to other markets. Other Markets 16

WESTERN TIMBERLANDS

Unmatched Quality, Scale & Market Access


Washington
Oregon

TIMBER REIT OWNERSHIP

Acres In Millions	West
Weyerhaeuser	2.5
Rayonier[1]	0.9

Approximate acreage based on year-end 2025. Sources include Forisk Ownership Database, public filings, & WY reports.

- ✓ We have premium timberlands west of the Cascade mountains
- ✓ We hold the #1 position in Adjusted EBITDA per acre[2]
- ✓ Our markets are highly tensioned, with domestic & export optionality
- ✓ Sawlogs are approximately 90% of our harvest volume

Our Timber Inventory Is Primarily High-Value Species[3]


Other
6%
Whitewood
11%
Douglas Fir
83%

We Ship ~2 Million Tons To High-Value Export Markets[4]


Export
24%
Domestic
76%

1. Rayonier and PotlatchDeltic completed their merger on January 30, 2026. Data reflects the combined entity and includes 0.6 million acres in Idaho (not shown on map).
2. From 2012-2025, based on public filings. Compared to NCREIF and stand-alone Rayonier. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.
3. Timber species percentages are as of December 31, 2025.
4. Five-year average (2021-2025). Chart reflects export volumes as a percentage of total western log sales volumes.

17

SOUTHERN TIMBERLANDS

Peer-Leading Scale & Market Access



~70% Of New Capacity In States With Strong WY Holdings[1]
AR/OK/TX/LA
MS/AL
GA/FL/SC
NC/VA
OK
AR
TX
LA
MS
AL
GA
SC
FL
NC
VA
TIMBER REIT OWNERSHIP
Weyerhaeuser[2]
Rayonier[3]



AR/OK/TX/LA
MS/AL
GA/FL/SC
NC/VA
WY[2]
RYN[3]
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
Acres In Thousands (2025)

- ✓ We have significant scale across the South with access to grade & fiber markets
- ✓ Concentration risk is limited in any one market
- ✓ New capacity in the South supports future growth across our ownership
- ✓ We are going on offense to create alternative end-markets for our fiber logs & mill residuals
- ✓ Well positioned to serve growing Asian export markets

Approximate acreage based on year-end 2025. Sources include Forisk Ownership Database, public filings, & WY reports.
1. Represents completed new sawmill capacity in 2017-2025.
2. Adjusted for divestiture in Virginia, announced in 2025 and closed in 2026 Q1.
3. Rayonier and PotlatchDeltic completed their merger on January 30, 2026. Data reflects the combined entity.

18

ACTIVE TIMBERLANDS PORTFOLIO MANAGEMENT

Disciplined Approach To Enhancing Cash Flows & Portfolio Value

Weyerhaeuser Timberlands A&D Performance: 2020 – 2025[1]

Metric	Acquisitions	Divestitures	Net Change
Acres Transacted In Thousands	530	1,310	-780 Thousand Acres
Harvest Tons In Thousands, 5-Year Annual Average	3,260	1,760	+1.5 Million Tons
Timber Free Cash Flow Yield[2] 5-Year Annual Average	4.3%	1.0%	+3.3%
Timber Free Cash Flow[3] $ In Millions, 5-Year Annual Average	$76	$17	+$59 Million

ACQUISITIONS

~$1.8 Billion

Deployed Into Strategic Acquisitions

DIVESTITURES

~$1.7 Billion[1]

Generated From Non-Strategic Acres

Recycled Capital To Enhance Portfolio Value

Significantly Increased Harvest Volumes & Cash Flows On Fewer Acres

1. Includes divestiture in Virginia, announced in 2025 and closed in 2026 Q1.
2. See appendix for definition of free cash flow yield and statement on this non-GAAP measure.
3. Timber Free Cash Flow defined as Timberlands EBITDA generated less capital expenditures to support operations.

19

Sustainable Forestry | Carbon Sequestration | Supporting Biodiversity 100% OF OUR TIMBERLANDS ARE REFORESTED AFTER HARVEST WE HARVEST ONLY 2% OF OUR FORESTS ON AVERAGE EACH YEAR WE LEAVE TREE BUFFERS ALONG WATERWAYS TO PROTECT AQUATIC HABITAT WE CERTIFY 100% OF OUR TIMBERLANDS TO THE SUSTAINABLE FORESTRY INITIATIVE® STANDARD OUR WORKING FORESTS CONTRIBUTE TO CLIMATE CHANGE SOLUTIONS WE PARTICIPATE IN CONSERVATION AGREEMENTS ACROSS OUR TIMBERLANDS TIMBERLANDS SUSTAINABILITY We Balance Our Harvesting With A Strong Foundation Of Environmental Stewardship WE PLANT MORE THAN 100 MILLION TREES EACH YEAR

Maximizing The Value Of Every Acre STRATEGIC LAND SOLUTIONS BUSINESS 1 Three Distinct Business Lines Driving Value Across Our Portfolio West South North END-TO-END PORTFOLIO MANAGEMENT ACROSS 10+ MILLION ACRES Approximate acreage based on year-end 2025, adjusted for divestiture in Virginia, announced in 2025 and closed in 2026 Q1. 1. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1. REAL ESTATE NATURAL RESOURCES CLIMATE SOLUTIONS 21

STRATEGIC LAND SOLUTIONS: HIGHLIGHTS

Our Competitive Advantages

- ✓ Unmatched scale & sophistication
- ✓ Proven ability to deliver significant premium to timber value
- ✓ Peer-leading growth from Climate Solutions
- ✓ Proprietary technology platform
- ✓ Strong partnerships

Our Growth Initiatives



$230
MILLION
of Adj. EBITDA Uplift by 2030[1]
Real Estate Development & Construction Materials
+$60 MILLION
Climate Solutions
+$170 MILLION

CONSISTENT

RELIABLE CASH GENERATION

~$340 MILLION

Adjusted EBITDA[2]

5-Year Average



Growing Segment Run Rate
Adjusted EBITDA[2]
$ In Millions
$241
$22
$60
$159
$320
$47
$103
$170
$411
$119
$89
$203
2020
2023
2025
Real Estate
Natural Resources
Climate Solutions

1. Multi-year target established at Investor Day in December 2025. Measured against 2024 Adjusted EBITDA baseline. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure. See Investor Day Presentation for additional information on growth initiatives.
2. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts. Strategic Land Solutions is the new segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1. See slide 73 for a reconciliation of the changes in business line composition.

22

REAL ESTATE & NATURAL RESOURCES BUSINESSES

Continually Deliver Strong Cash Flow & Premiums To Timber Value

REAL ESTATE

Higher & Better Use

Programmatic retail land sales to recreational & private buyers

- ✓ 1+ million acres identified
- ✓ Typically sell <1% of our timberland acres annually
- ✓ Delivering 100%+ premiums to timber value[1]

HBU Acreage By Region[2]


West
11%
North
8%
South
81%

1. Annually, 2022-2025.
2. As of December 31, 2025.

Development

Entitling and selling residential & commercial parcels

- ✓ Anchor projects in numerous growth markets
- ✓ Proven track record across all development phases
- ✓ Opportunity to capture significant premiums at 2-20x multiple of timber value[3]

More Than **150,000 ACRES** With Real Estate Development Potential

3. Multiple varies by development phase. See December 2025 Investor Presentation for additional details on Real Estate Development premiums and go-to-market strategy.

NATURAL RESOURCES

Long-term, Recurring Rents & Royalties

from construction materials and other natural resources

Construction Materials

- ✓ Active quarries with expansion opportunities across 12 states
- ✓ 46 active quarries with ~30 million tons of annual production serving 18 markets
- ✓ Operated & managed by industry-leading construction material companies
- ✓ 2-5x multiple of timber value from small land tracts

23

CLIMATE SOLUTIONS BUSINESS

Delivering Tangible Results Through Expertise, In-House Development & Strong Partnerships


FOREST CARBON


RENEWABLE ENERGY


CARBON CAPTURE &
SEQUESTRATION


MITIGATION &
CONSERVATION

	FOREST CARBON	RENEWABLE ENERGY	CARBON CAPTURE & SEQUESTRATION	MITIGATION & CONSERVATION
Current Portfolio	**5** Approved projects **4** Additional projects in progress **700K+** Credits issued 2023-2025	**2** Solar projects online **3** Additional solar sites under construction **8** Wind projects online	**2** Agreements in place for projects in the U.S. South **1** Project under way with sizeable CO_2 offtake agreement[2] **500K+** Acres with suitable subsurface	**16** Active mitigation banks on more than 26K acres **3rd** Largest wetland mitigation banking operator in the U.S. **DEEP EXPERTISE** And relationships with top conservation partners
Value Uplift	**1.5x** **Timber Value** NPV UPLIFT OVER TIMBER-ONLY OPERATIONS[1]	**12-15x** **Timber Adj. EBITDA** OPERATIONAL SOLAR SITE	**Up to 5x** **Timber Adj. EBITDA** POST INJECTION	**3-5x** **Timber Value** FOR MITIGATION BANKING
Competitive Advantages	✓ Dedicated, in-house team enables retention of a larger portion of the project economics ✓ Carbon Credit Principles showcase our commitment to project integrity & quality ✓ Strong scientific, commercial & project methodology partnerships	✓ In-house technology platform facilitates efficient site selection ✓ Strategic, scale footprint to capitalize on growth opportunities across major energy markets ✓ Superior conversion rates driven by collaboration with top-tier developers	✓ In-house subsurface expertise with vast repository of proprietary geologic data ✓ Extensive & contiguous acreage with significant storage capacity, near pipelines & emissions sources ✓ Agreements in-place with high-quality developers	✓ In-house specialists with sophisticated development & transaction capabilities ✓ Diverse & large-scale ownership enables a variety of solutions ✓ Established businesses with a track record of delivering steady cash flow on an annual basis

See December 2025 Investor Day Presentation for additional information on Climate Solutions businesses, including market sizing and 2030 growth potential.

1. Based on WY estimates for current IFM project in the U.S. South.
2. Project with Occidental Petroleum in Livingston Parish, Louisiana with the largest single CCS CO_2 offtake agreement in the U.S. (25-year agreement for ~2.3 million tons per year).

24

ACCELERATING GROWTH IN CLIMATE SOLUTIONS

Target To Achieve ~$250 Million Of Annual Adjusted EBITDA[1] By 2030

MITIGATION & CONSERVATION

Strong contributors to 2025 growth target

Expecting steady performance through 2030

+

FOREST CARBON

RENEWABLE ENERGY

CARBON CAPTURE & SEQUESTRATION

We've built a robust pipeline of projects & in-house capabilities

Poised for meaningful growth as markets continue to develop

Forest Carbon & Renewables will be primary growth engines through 2030

+

BIOCARBON[2]

Scale wood-fiber based decarbonization opportunity

Emerging business with transformational potential

Building On Our Strong Foundation & Capitalizing On Emerging Opportunities

See December 2025 Investor Day Presentation for additional information on Climate Solutions businesses, including market sizing and 2030 growth potential.

1. Measured against 2024 Adjusted EBITDA baseline. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure.
2. Launched new business in December 2025 through partnership with Aymium. See slides 26 and 27 for additional details.

25

EMERGING BIOCARBON OPPORTUNITY Carbon-rich solid material produced from biomass through a thermal conversion process Used as a drop-in replacement for coal & coke in steel & other metals production Common feedstock is lower-value wood fiber What Is Biocarbon? North America, Europe and Japan steel, silicon & aluminum producers seeking renewable alternative to imported, fossil fuel-based carbon sources Large addressable market with different market drivers unrelated to traditional timber markets 1% Met Coal Replacement 60 Million Tons of Fiber Significant Potential Created By 1.2 Billion-Ton Metallurgical Coal Market 26 Biocarbon Low-Carbon Metals Blast/Oxygen Furnace Wood Fiber An Exciting New Market For Our Pulpwood & Mill Residuals

Leveraging Our Integrated Portfolio To Drive Climate Solutions Growth NEW TRANSFORMATIONAL BIOCARBON BUSINESS Operating at commercial scale since 2012 Largest advanced biocarbon manufacturing base in the world Proven technical expertise with portfolio of 600+ patents Deep relationships with high-quality, investment grade customers Backed by industry-leading partners including Steel Dynamics, Rio Tinto & Nippon Steel JV executed for first facility at WY’s lumber mill in McComb, MS Creates new cash flow stream & leverages our integrated portfolio Attractive new investment opportunity with flexible ownership options Our Growth Strategy EXPLORING 7-10 Sites With co-locations at WY sawmills & greenfield sites proximate to WY timberlands UP TO 20+ Biocarbon Processors To reach scale production POTENTIAL FOR 7+ Million Tons Of Fiber To be delivered annually by Weyerhaeuser Partnering To Deliver 1.5 Million Tons Of Biocarbon By 2030 1 = Aymium’s Proven Biocarbon Solution Unmatched Biocarbon Platform Enabling Cost-Competitive Decarbonization For Critical Industries Memorandum of understanding in place. 2030 target subject to finalization of definitive agreements.

WOOD PRODUCTS PORTFOLIO

Industry-Leading Scale, Diversification & Quality


LUMBER

2nd Largest Producer In North America

- ● 17 Lumber (5.2 BBF)


ORIENTED STRAND BOARD

4th Largest Producer In North America

- ◆ 6 Oriented Strand Board (3.2 BSF)


ENGINEERED WOOD PRODUCTS

#1 Engineered Wood Capacity In North America

- ✚ 6 Engineered Wood (42 MMCF)
- ▲ 3 Veneer/Plywood (610 MMSF)
- △ 1 Medium Density Fiberboard (265 MMSF)


DISTRIBUTION

Located In The Largest Homebuilding Markets

- ○ 22 Distribution Centers[1]


WE ARE A
SIGNIFICANT SUPPLIER
TO CUSTOMERS IN
EVERY REGION
New TimberStrand® EWP Facility Under Construction[2]
Recent Distribution Center Expansion[1]
U.S. Owned or Contracted Acreage[3]
Canadian Licensed Acreage[3]

WY relative positioning based on full year 2025 production. Sources: Public filings, WY reports. WY specific values represent capacity by product line as of December 31, 2025. Production capacity for engineered wood represents total solid section press capacity. WY engineered solid section facilities may also produce engineered I-joists to meet market demand. In 2025, approximately 24 percent of WY's total press production was converted into I-joists.

1. Includes recently added distribution centers in Spokane, WA, Billings, MT and Gallatin, TN. The distribution center in Gallatin is expected to commence operations in late 2026.
2. See slide 32 for additional details.
3. Approximate acreage based on year-end 2025, adjusted for divestiture in Virginia, announced in 2025 and closed in 2026 Q1, andtimber license assets in British Columbia, which were transferred to the buyer of WY's former lumber mill in Princeton, BC, in 2026 Q2.

28

WOOD PRODUCTS: HIGHLIGHTS Our Competitive Advantages Diverse customer mix & market demand drivers Strategically located in prime woodbaskets Expertise in transportation & logistics Relentless focus on peer-leading cost structure Our Growth Initiatives #1 IN ADJ. EBITDA MARGIN In All Manufacturing Businesses2 5-Year Average PEER-LEADING PERFORMANCE 1. Multi-year target established at Investor Day in December 2025. Measured against 2024 Adjusted EBITDA baseline. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure. See Investor Day Presentation for additional information on growth initiatives. 2. From 2021-2025, compared to Boise Cascade, Canfor, Interfor, Louisiana-Pacific and West Fraser. Based on public filings and includes only North American operations. Lumber Adj. EBITDA margin includes recurring expenses for softwood lumber countervailing and anti-dumping duties for all companies. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts. 3. Percentages are approximate based on full year 2025 Wood Products net sales. 4. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts. Other Wood Products Adjusted EBITDA is excluded. Capitalize On Strategic Lumber Investments Monticello TimberStrand® Facility Distribution Footprint Expansion Product Development & Sales & Marketing Excellence $440 MILLION of Adj. EBITDA Uplift by 20301 Percent of sales3 by END MARKET (2025) Third-Party Domestic 55% WY Mills 27% Export 18% 66% 18% 16% New Residential: Single & Multi-Family Repair & Remodel: Professional & DIY Non-Residential Construction, Industrial & Other Uses Adjusted EBITDA4 by business (2021-2025) Diversified Mix Of High-Quality Products OSB 35% EWP 23% Distribution 7% Lumber 35%

$50MM EBITDA Annually $30MM EBITDA Annually Unparalleled quality & consistency Broad & diverse product mix with proprietary grades Best-in-class supply chain Strong brand in the marketplace DISTINCT COMPETITIVE ADVANTAGES LUMBER ORIENTED STRAND BOARD 1. Average annual return on net assets (RONA) from 2016-2025. RONA is defined herein as operating income divided by net assets, which is total assets for OSB less cash and cash equivalents and current liabilities. Strategic Integration With WY Timberlands Poised For Production Growth As Market Conditions Improve Portfolio-Leading RONA Of ~90%1 Pioneer Innovator In Advanced Floor Panels Supplies 100% Of Webstock To WY EWP Low-cost producer Strategically located mills For Every $10 Change In Product Pricing LUMBER & Oriented STRAND BOARD Peer-Leading Performance & Significant Leverage To Commodity Prices

ENGINEERED WOOD PRODUCTS

Industry-Leading Capacity & Strand Technology

Distinct Competitive Advantages

- ✓ Trus Joist® brand leadership
- ✓ Proprietary TimberStrand® & Parallam® beam products are ~40% of revenue[1]
- ✓ Limited dependence on high-grade veneer
- ✓ Diverse customers & growing industrial mix
- ✓ Proprietary design software & tools
- ✓ Industry-leading customer support
- ✓ ~50% of our EWP is sold through WY Distribution[1]

Strong Financial Results

~$370MM

Annual Adjusted EBITDA[2]

5-Year Average

25%

Adjusted EBITDA Margin [2]

5-Year Average

Third Party Sales By Product (2025)[1]



MDF 11%
Microllam (LVL) 14%
Plywood 11%
Parallam (PSL) 20%
I-joists 27%
TimberStrand (LSL) 17%
Solid Section Products

Solid Section Products



TimberStrand



Microllam LVL



Parallam
Parallam PSL

I-joists



1. Based on full year 2025 third party net sales.
2. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.

31

EXPANDING ENGINEERED WOOD PRODUCTS PORTFOLIO

Strategic Investment To Build New TimberStrand® Facility In Monticello, Arkansas

Expanding Our EWP Offerings In The U.S. South

- New facility addresses underserved & growing market for TimberStrand in the U.S. South & serves WY's strong & expanding customer base in the region
- Existing TimberStrand production located exclusively in Canada

Delivering Seamless Integration With Our Existing Timberlands & Distribution Network

- New facility enables conversion of lower quality southern logs & forest by-products into a higher value EWP product
- ~80% of raw material sourcing will come from WY fee timberlands in the region

Doubling Our TimberStrand Capacity

- New facility adds 10 million cubic feet of production capacity
- Increases total company EWP capacity by ~24%[1]

$100+ MILLION

Annual Adjusted EBITDA[2]

Expected At Full Operating Capacity

- Additional upside from portfolio integration benefits
- Construction commenced in 2025, with startup expected in 2027
- ~$500 million investment between 2025 &2027

TIMBERSTRAND GROWTH BENEFITS

- ✓ Innovative & versatile solid section beam product
- ✓ Proprietary technology – high barrier to entry for others
- ✓ Diversified & growing end markets with applications in residential, industrial & mass timber
- ✓ One of the lowest cost & highest margin products in WY's EWP portfolio



TimberStrand®LSL 1.3E
ICC-ES ES
CCMC 12
TimberStrand

1. Based on full year 2025 production capacity.
2. See appendix for definition of Adjusted EBITDA and statement on this non-GAAP measure.

32

DISTRIBUTION BUSINESS

Strong & Growing Footprint In Largest Homebuilding Markets

Distinct Competitive Advantages

- ✓ Strategically aligned with top brands
- ✓ High-value product mix with low commodity exposure
- ✓ ~40% of our Distribution sales are WY EWP[1]
- ✓ Modern, cost-efficient warehouse operations
- ✓ Next-day delivery service in most markets
- ✓ Custom design software, tools & services
- ✓ Professional, seasoned sales teams

Sales By Product Category (2025)[1]


Commodity
20%
EWP
39%
Outdoor Living
7%
Siding
14%
Specialty
20%

22
Distribution Centers[2]
COVERING
~75%
Of The New Residential Construction Market

Unparalleled Product Mix
WITH MORE THAN
30,000 SKUs

Strategic Channel For Delivering WY Wood Products To Market

1. Based on full year 2025 third party net sales.
2. Includes recently added distribution centers in Spokane, WA, Billings, MT and Gallatin, TN. The distribution center in Gallatin is expected to commence operations in late 2026.

33

Percentages based on full year 2025 third party sales volumes. Percentages based on full year 2025 third party net sales. Includes commodity plywood, low-grade veneer and byproducts. Includes solid section, I-joists, medium density fiberboard and specialty plywood products. Includes siding, outdoor living and other complementary building products. We Manufacture & Distribute A Significant Mix Of Enhanced Products Why Customers Choose Us Reliable Supply Sustainable Practices Quality Products & Customer Service Significant Scale Diverse Product Mix Geographic Fit WOOD PRODUCTS COMPETITIVE ADVANTAGES Preferred Supplier With Unrivaled Product Mix & Quality

ON AVERAGE, 99% of our wood By-products are used to create other products or to generate energy WE HAVE AN AMBITIOUS TARGET TO REDUCE OUR GREENHOUSE GAS EMISSIONS BY 2030 WE CERTIFY 100% OF OUR WOOD FIBER SUPPLY TO THE Sustainable Forestry Initiative® Fiber Sourcing or Certified Sourcing Standards Reducing Our Impact | Offering Climate-Friendly Products WOOD PRODUCTS SUSTAINABILITY Committed To Sustainability Throughout Our Supply Chain ON AVERAGE, WE MEET MORE THAN TWO-THIRDS OF OUR OWN ENERGY NEEDS USING RENEWABLE BIOMASS 35

INDUSTRY-LEADING PERFORMANCE Significant, Sustainable Margin Improvement Accelerated By Innovation Operational Excellence Relative Competitive Performance Innovation 36

Delivering Sustainable Margin Improvement Through The Cycle OPERATIONAL EXCELLENCE SUSTAINABLE MARGIN IMPROVEMENT Achieved ~$210 Million In OpX From 2022-2025 EXPANDING OUR REACH WITH OPX 2.0 Finding Opportunity In Every Corner Future Value World-class execution on critical activities that generate longer-term value Cost Avoidance Intentional work to eliminate or reduce potential cost increases in the future Efficiency Projects that standardize processes, reduce manual work & streamline systems Cross-Business OpX Opportunities to drive improvement within our integrated supply chain Timberlands Harvest & Haul • Silviculture Marketing • Merchandising Wood Products Controllable Cost • Recovery Reliability • Product Mix Cross- Business OpX

DELIVERING SUPERIOR RELATIVE PERFORMANCE

Our OpX Scorecard


1st
We Hold The
#1 Position
In Adjusted EBITDA Margin In
All Manufacturing Businesses[1]
5-Year Average


1st
We Hold The
#1 Position
In Adjusted EBITDA Per Acre In
Western Timberlands[2]


WOOD PRODUCTS[3]
ADJUSTED EBITDA MARGIN
LUMBER[4]
50%
40%
30%
20%
10%
0%
-10%
2011
2016
2021
2025
Weyerhaeuser vs. Peers
ORIENTED STRAND BOARD[5]
70%
50%
30%
10%
-10%
2011
2016
2021
2025
Weyerhaeuser vs. Peers
ENGINEERED WOOD PRODUCTS[6]
35%
25%
15%
5%
-5%
2011
2016
2021
2025
Weyerhaeuser vs. Peers
DISTRIBUTION
12%
8%
4%
0%
-4%
-8%
2011
2016
2021
2025
Weyerhaeuser vs. Peers

Sources for competitor data: Public filings. Results include only North American operations. See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.

1. From 2021-2025, compared to Boise Cascade, Canfor, Interfor, Louisiana-Pacific and West Fraser.
2. From 2012-2025, compared to NCREIF and stand-alone Rayonier.
3. Wood Products peers include BlueLinx, Boise Cascade, Canfor, Interfor, Louisiana-Pacific and West Fraser.
4. 2017-2025 lumber margins include recurring expenses for softwood lumber countervailing and anti-dumping duties for all companies shown.
5. After 2021, West Fraser (previously Norbord) excluded due to changes in segment reporting, which now combines OSB and EWP segments.
6. After 2021, Louisiana-Pacific excluded due to the sale of its EWP business in 2022.

38

Creating Significant Value Through Our Accelerated Focus On Innovation INNOVATION Automation & Robotics Unmanned Autonomous Vehicles Artificial Intelligence & Machine Learning Energy-Efficient Equipment 39

DISCIPLINED CAPITAL ALLOCATION Long-Term Commitment To Balancing Three Key Priorities Shareholder Returns Capital Expenditures Capital Structure 40

Disciplined Approach To Capital Allocation INVEST IN OUR BUSINESSES RETURN CASH TO SHAREHOLDERS MAINTAIN AN APPROPRIATE CAPITAL STRUCTURE CORE ALLOCATION Investment Grade Credit Rating Disciplined Capital Expenditures Sustainable Base Dividend OPPORTUNISTIC ALLOCATION Value-Enhancing Growth Opportunities Liability Management Share Repurchase & Supplemental Dividend Flexible Framework | Balanced & Sustainable Philosophy | Three Key Priorities

$1.1B Share Repurchase STRONG TRACK RECORD OF DISCIPLINED CAPITAL ALLOCATION 1. All amounts are 2021 through 2025. 2. Excludes capitalized interest. 3. Includes all quarterly base and supplemental dividends paid from 2021-2025. 4. Acquisitions total approximately $1.3 billion and divestitures total approximately $1.1 billion, including proceeds from divestiture in Virginia announced in 2025 and closed in 2026 Q1. $2.3B Capital Expenditures2 $8.6 Billion Since Implementing Our New Capital Allocation Framework In 20211 $0.2B Net Timberlands Investments4 Demonstrating The Power Of Our Portfolio & Framework Across Market Cycles $5.0B Dividends3 Additional Strategic Actions 2021-2025 Announced new $1 billion share repurchase authorization in 2025 Delivered four consecutive annual increases to base dividend by ≥5% Announced investment to grow EWP capacity Expanded Distribution footprint Refinanced ~$2.6 billion of debt at lower rates Reduced pension obligations by ~$2.2 billion Framework Designed To Drive Long-Term Shareholder Value

RETURNING CASH TO SHAREHOLDERS Targeted Return Of Cash To Shareholders Calculated On An Annual Basis Sustainable Base Dividend supported by Timberlands & Strategic Land Solutions cash flow, even at the bottom of the cycle Share Repurchase and/or Supplemental Dividend 2 to achieve targeted return of 75-80% of annual Adjusted FAD $ Adjusted Funds Available For Distribution1 Allocation Framework Adjusted FAD Quarterly Base Cash Dividends Targeted Return To Shareholders To Achieve 75-80% Payout Cash Available For Allocation Between Opportunistic Share Repurchase and/or Supplemental Dividend 2 75-80% Payout 1. See appendix for definition of Adjusted Funds Available for Distribution (FAD). 2. Supplemental dividend normally declared and paid annually in Q1, based on prior year results. Return 75-80% Of Adjusted FAD To Shareholders Excess Cash available for growth, additional share repurchase & debt paydown COMPETITIVE ADVANTAGE & GROWTH ACCELERATOR 20-25% Of Adjusted FAD Allocation Framework & Cash Return Calculation

CAPITAL EXPENDITURES

Organic Investments To Sustain & Enhance Our Operations

PROGRAMMATIC CAPITAL EXPENDITURES

2021 – 2025

~$425 Million[1,2]
Average Annual CapEx

vs. Prior Multi-Year Target Of $420-$440 Million



Corporate
Timberlands
Wood Products

Illustrative Annual Allocation

2026 – 2030

$400-$450 Million[2]
Average Annual CapEx Target

Wood Products
- Maintenance CapEx is ~$200 million
- Projects to improve costs & reliability

Timberlands
- Reforestation & silviculture
- Roads & infrastructure

Strategic Land Solutions
- Limited spending for entitlement activities & Climate Solutions

Corporate
- Primarily IT systems

Investing In Our Businesses Through The Cycle To Maintain Industry-Leading Performance

1. Excludes capitalized interest.
2. Excludes investment in our Monticello engineered wood products facility, which is expected to be approximately $500 million between 2025 and 2027. The investment in Monticello was $109 million in 2025 and is expected to be approximately $300 million in 2026.

44

MULTIPLE LEVERS TO DRIVE VALUE TIMBERLANDS PORTFOLIO IMPROVEMENT WOOD PRODUCTS INVESTMENT SHARE REPURCHASE Execution Excellence BASELINE: 7-8% ROI 1 with additional opportunity over time Strategic Benefits MOST PROJECTS: >15-20% ROI 1 with additional integration benefits SIGNIFICANT RETURN when below intrinsic value Best-In-Class Team & Tools Successful Track Record Programmatic Approach Stability With Value Uplift Driving Significant Value Tax-Efficient Cash Return   Proven results integrating large-scale transactions Disciplined deal process, including off-market sourcing Stable cash flow throughout market cycles Proven ability to drive value uplift via integrated portfolio & Strategic Land Solutions   Multiple large-scale investments with disciplined cost management Best-in-class engineering & project management With ability to be opportunistic Can be meaningful component of supplemental return     Significant earnings potential through the cycle Portfolio integration provides uplift across businesses   Useful tool to return cash to shareholders Reduces share count & increases cash flow per share   1. See appendix for definition of return on investment (ROI) and statement on this non-GAAP measure. Allocating & Executing To Deliver Exceptional Shareholder Returns

MAINTAIN AN APPROPRIATE CAPITAL STRUCTURE

Operating From A Strong Financial Position With Significant Flexibility

INVESTMENT GRADE CREDIT PROFILE

Baa2 Moody's **BBB** Standard & Poor's

Net Debt To Adjusted EBITDA (LTM)[1]



LEVERAGE RATIO TARGET:
3.5x
OVER THE CYCLE
3.5x Target
6x
4x
2x
Q1.17
Q3.17
Q1.18
Q3.18
Q1.19
Q3.19
Q1.20
Q3.20
Q1.21
Q3.21
Q1.22
Q3.22
Q1.23
Q3.23
Q1.24
Q3.24
Q1.25
Q3.25
Q1.26

OPPORTUNISTIC LIABILITY MANAGEMENT

Refinanced ~$2.6 billion of debt since 2022 Q1

Reduced Interest Expense by >$100 million since 2019

Reduced Pension Obligations by ~$5 billion since 2018

STRONG ASSET COVERAGE

Nearly 80% of business assets are in Timberlands

AMPLE LIQUIDITY

$1.75 BILLION available revolving line of credit[2]

Unless specified, as of December 31, 2025.
1. Last twelve months Adjusted EBITDA for each quarter presented. See appendix for definition of Net Debt to Adjusted EBITDA and reconciliation to GAAP amounts.
2. Revolver and commercial paper program used for working capital management as needed. Revolving credit facility backstops the commercial paper program.
As of March 31, 2026, the credit facility was undrawn, and there was no outstanding balance on the commercial paper.

46

WELL-LADDERED DEBT PROFILE All data as of March 31, 2026. 1. Revolving credit facility has a capacity of $1.75 billion and expires in June 2030. The revolver backstops the commercial paper program. As of March 31, 2026, the credit facility was undrawn, and there was no outstanding balance on the commercial paper. $5.5B of long-term debt outstanding 90% fixed rate Weighted average maturity of ~6 years Weighted average interest rate of 5.0% Enhanced financial flexibility & lowered interest expense as a result of debt reduction & liability management actions Continue to refinance high coupon debt at favorable rates Revolver and commercial paper used for working capital management as needed1 Debt Maturity Profile $ In Millions Optimizing Capital Structure Through Disciplined Liability Management

48 STRONG ESG FOUNDATION Sustainability Is A Core Value Sustainability Strategy ESG Performance Carbon Record

SUSTAINABLE TO OUR CORE Strong ESG Performance | Clear Business Alignment | Ambitious Positive Impact OUR SUSTAINABILITY STRATEGY 10-year roadmap to review & adjust ESG-related focus areas & strategies Set & meet appropriate annual goals Monitor focus areas & report progress Maintain ESG Foundation Increase visibility in business processes Strengthen awareness & pride Identify opportunities & mitigate risks Improve sustainability performance Improve Business Alignment Working To Solve 3 Big Challenges By 2030 Climate Action Sustainable Homes Thriving Rural Communities Demonstrate Positive Impact Environmental Stewardship Social Responsibility Corporate Governance More than 100 million trees planted each year 2% of our forests harvested on average each year 100% of our timberlands reforested after harvest 100% of our timberlands & wood fiber supply certified to SFI® standards 31 million metric tons of CO2e removed in our forests & wood products in 2025 Over two-thirds of our energy needs met with renewable biomass 99% of our wood by-products are used to create other products or generate energy 100% of our timberland & mill sites have risk-based safety plans 90% of our employees agree we always put safety first 9,000+ family-wage jobs in mostly rural communities 86% of our employees agree their work environment is inclusive $5.9 million in charitable giving to the communities where we operate in 2025 89% of our employees agree they have the training they need to do their jobs well >94% say-on-pay support in 2025 4 new directors appointed to our board since 2020 36% of our board of directors are women; one woman of color OUR ESG PERFORMANCE

We Remove Nearly Four Times More Carbon Dioxide Than We Emit Our carbon record 31 million mtCO2e in 2025 We Set An Ambitious, Science-Based Target To Reduce Emissions By 2030 10 million mtCO2e in 2025 Scope 1 & 2 Scope 3 We are on the pathway to net-zero emissions The world needs more carbon removals The world needs less carbon emissions 42% 25% TRACK 1 Carbon Emissions TRACK 2 Carbon Removals 2.3-3.7 billion mtCO2e Our Forests Store Forests store CO2 in trunks, branches, leaves & roots TRACK 3 Carbon Storage TRACK 4 Emissions Reduction We Are Members Of The Climate Pledge & Are Committed To Net-Zero Emissions By 2040 Metric tons of carbon dioxide equivalent (mtCO2e) for full-year 2025. We normally update Carbon Record results annually in Q2.

51

52 APPENDIX Market Dynamics & Fundamentals Supplemental Information

MARKET DYNAMICS FOR OUR PRODUCTS LUMBER ORIENTED STRAND BOARD WESTERN LOGS SOUTHERN LOGS Improving sawlog demand & pricing with new mill capacity coming into several geographic sub-regions WY fiber log demand generally stable Emerging log export opportunity Current R&R activity holding steady Relatively stable single-family construction activity Composite pricing has increased from recent lows B.C. mill closures being replaced by U.S. South capacity additions Supportive long-term R&R and housing fundamentals Relatively stable single-family construction activity Composite pricing has increased slightly from recent lows Supportive long-term housing fundamentals Steady domestic wood products production Generally stable Japanese demand for WY logs Favorable longer-term Chinese log demand; supply constraints from Europe & Russia 53

2026 Q2 UPDATE

SEGMENT	PRIOR OUTLOOK EXPECTED EARNINGS[1] & ADJUSTED EBITDA	OUTLOOK UPDATE EXPECTED EARNINGS[1] & ADJUSTED EBITDA
TIMBERLANDS	Comparable to 2026 Q1	**Unchanged**
STRATEGIC LAND SOLUTIONS[2]	Earnings ~$80 million lower than 2026 Q1 Adjusted EBITDA ~$70 million lower than 2026 Q1	**Unchanged**
WOOD PRODUCTS	Comparable to 2026 Q1, excluding the effect of changes in average sales realizations for lumber and oriented strand board	**Approximately $20 million lower than 2026 Q1, excluding the effect of changes in average sales realizations for lumber and oriented strand board** • **Lumber:** Lower sales volumes and higher unit manufacturing costs than initial expectations partially driven by lower production resulting from transportation constraints

1. Earnings before special items.
2. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1.

54

WOOD PRODUCTS SALES REALIZATIONS

Current vs. 2026 Q1

WEYERHAEUSER'S AVERAGE SALES REALIZATIONS

Approximate Change – As of June 19, 2026

			Normal Sensitivity	Q2 Temporary Sensitivity [3]
LUMBER[1] 	Q2 QTD vs. Q1 Average	+$65/MBF Higher	**$10/MBF** Change in Realizations **≈ $50 Million** Adj. EBITDA Annually	**$10/MBF** Change in Realizations **≈ $43 Million** Adj. EBITDA Annually → **Q2 Impact** ~$70 million increase in Lumber Adj. EBITDA over Q1 for price-related changes
	Current vs. Q1 Average	+$60/MBF Higher		
OSB[2] 	Q2 QTD vs. Q1 Average	+$5/MSF Higher	**$10/MBF** Change in Realizations **≈ $30 Million** Adj. EBITDA Annually	
	Current vs. Q1 Average	COMPARABLE		

1. Changes in average realizations typically lag changes in industry benchmark pricing due to length of order files.
2. WY reports OSB realizations in MSF 3/8". Changes in average realizations typically lag changes in industry benchmark pricing due to length of order files.
3. Lumber sensitivity adjustment reflects a temporary dynamic resulting from the recent increase in trucking costs, which has impacted the sensitivity of Adj. EBITDA as a percentage of sales realizations. The majority of these incremental trucking costs are being passed along to customers and are reflected in our delivered sales realizations. For Q2, the temporary sensitivity (using Q2 QTD sales realizations), would result in a ~$70 million increase in Lumber Adj. EBITDA over Q1 versus an ~$80 million increase under the normal sensitivity. For OSB, no sensitivity adjustment was made in Q2 given transportation that leans heavier towards rail compared to trucking.

55

Strong Demographic Fundamentals & Significant Housing Deficit EXPECT LONG-TERM GROWTH IN U.S. HOUSING Generation Z and Millennials are the largest population cohorts & have entered peak homebuying years Current homebuilding pace will not fully address the deficit resulting from a decade of underbuilding Certain buyers remain on the sidelines in anticipation of lower mortgage rates & improving affordability U.S. Housing Remains Underbuilt Sources: CBO, U.S. Census Bureau Favorable Demographics U.S. Population By Age Sources: FEA, U.S. Census Bureau Quarterly as of May 2026 56

Favorable long-term repair & remodel Fundamentals Recent Moderation Driven By Cautious Consumer Sentiment Current R&R activity holding steady Housing stock continues to age, with median age greater than 40 years Near-term demand supported by increased consumer savings, home equity & lock-in effect with elevated mortgage rates ~75% Of Homes Built Before 2000 U.S. Retail Building Materials Sales Total Spending Source: U.S. Census Bureau 2024 American Community Survey 1-Year Estimates Source: U.S. Census Bureau YTD Annualized as of April 2026 U.S. Housing Stock Year Built 57 YTD Annualized

LUMBER DEMAND FUNDAMENTALS & PRICING North American Lumber Consumption By End Use (2025) Source: FEA Source: Random Lengths Q2 QTD as of 6/19/2026 Current R&R activity holding steady Relatively stable single-family construction activity Composite pricing has increased from recent lows Supportive long-term R&R and housing fundamentals Mass timber & CLT will drive higher non-residential usage over time Q2 QTD Lumber Pricing Framing Lumber Composite 58

Log supply declining in British Columbia due to fires, pine beetle & lower allowable cut Canadian lumber exports to the U.S. are subject to duties & Section 232 tariffs Canadian share of North American lumber market has decreased U.S. Southern lumber production gaining share North American Capacity 1 % Share By Region North American Lumber Production By Region (2025) Source: FEA Total North American softwood lumber production of 55 BBF in 2025. B.C. Mill Closures Being Replaced By Capacity Additions In The U.S. South NORTH AMERICAN LUMBER REGIONS Source: FEA 1. Chart does not display share of other U.S. regions which constitute approximately 4% of total North American capacity. 59

OSB DEMAND FUNDAMENTALS & PRICING Relatively stable single-family construction activity Composite pricing has increased slightly from recent lows Supportive long-term housing fundamentals Source: FEA Oriented Strand Board Pricing 7/16” North Central North American OSB Consumption By End Use (2025) Source: Random Lengths Q2 QTD as of 6/19/2026 Q2 QTD 60

WESTERN LOGS

Tensioned Market With Domestic & Export Optionality

- Largest driver of demand is U.S. housing activity
- Generally stable Japanese demand for WY premium logs
- China has favorable longer-term import needs & faces constraints from suppliers in Europe & Russia



Western Sawlog Pricing
Delivered Douglas Fir #2
$/MBF
1,000
800
600
400
200
1997
2001
2005
2009
2013
2017
2021
2025
Annual

Sources: Log Lines, WY reports

WY's SENSITIVITY
Change In Realizations
$25/MBF
≈ $30 Million
EBITDA
Annually

WY transacts Western logs primarily in MBF but reports in ton equivalents.
A $5/ton change in WY realizations is approximately $40 million of annual EBITDA.



Japan Housing Starts
Wood-Based
Millions
0.8
0.6
0.4
0.2
0.0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 LTM

Source: Japan Ministry of Land, Infrastructure & Transport (MLIT)
LTM as of April 2026



China Softwood Log Imports
From All Countries
Million Cubic Meters
120
100
80
60
40
20
0
All Other
New Zealand
Europe
U.S.[1]
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 LTM

Source: China Gov't Statistics, Customs Code Numbers: 4403-2000 Logs, coniferous
1. A suspension of log imports from the U.S. was in place between March 4, 2025 and November 10, 2025.
LTM as of April 2026

61

SOUTHERN LOGS

Improving Sawlog Demand Will Drive Long-Term Price Appreciation

- Improving sawlog demand & pricing with new mill capacity coming into several geographic sub-regions; WY's timberlands are well positioned to benefit
- WY fiber log demand generally stable
- Additional upside opportunity from Southern log exports

Southern Sawlog Pricing

Delivered Southern Average Pine Sawlog



$/Green Ton
60
55
50
45
40
35
1997
2001
2005
2009
2013
2017
2021
2025
Annual

WY's SENSITIVITY
Change In Realizations
$5/Ton
≈ $55 Million
EBITDA
Annually

Source: TimberMart-South

Sawmill Capacity Additions

Completed In 2017-2025



10+ BBF
2017-2025
New Sawmill Capacity Completed
WY Timberlands



MMBF
2,500
2,000
1,500
1,000
500
0
States Encompassing ~60% Of WY's Southern Holdings
OK
VA
FL
SC
AR
NC
TX
LA
MS
GA
AL
New Sawmill Capacity Completed By State

Sources: Forisk, WY reports

62

NCREIF Timberland Index Indexed Market Value Per Acre – By Region Source: National Council of Real Estate Investment Fiduciaries (NCREIF) Timberland Index Changes in index composition may affect average market values (e.g., NCREIF Northwest expanded to include Idaho in 2013). Perpetually Growing Asset Low Correlation With Other Asset Classes Enduring Value Across Market Cycles TIMBERLANDS 2025  

DELIVERING SUPERIOR RELATIVE PERFORMANCE

Our OpX Scorecard

TIMBERLANDS[1]
ADJUSTED EBITDA PER ACRE

WEST


$220
$180
$140
$100
$60
$20
2011
2016
2021
2025

Weyerhaeuser vs. Peers

SOUTH


$90
$75
$60
$45
$30
2011
2016
2021
2025

Weyerhaeuser vs. Peers

WOOD PRODUCTS[2]
ADJUSTED EBITDA MARGIN

LUMBER[3]


50%
40%
30%
20%
10%
0%
-10%
2011
2016
2021
2025

Weyerhaeuser vs. Peers

ORIENTED STRAND BOARD[4]


70%
50%
30%
10%
-10%
2011
2016
2021
2025

Weyerhaeuser vs. Peers

ENGINEERED WOOD PRODUCTS[5]


35%
25%
15%
5%
-5%
2011
2016
2021
2025

Weyerhaeuser vs. Peers

DISTRIBUTION


12%
8%
4%
0%
-4%
-8%
2011
2016
2021
2025

Weyerhaeuser vs. Peers

Sources for competitor data: Public filings. Results include only North American operations.See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.

1. Western Timberlands peers include NCREIF and stand-alone Rayonier. Southern Timberlands peers include NCREIF, PotlatchDeltic and stand-alone Rayonier. For 2025, PotlatchDeltic data shown for the last twelve months through 2025 Q3, which was its last publicly reported quarterly results prior to merging with Rayonier. For 2020, WY Southern Timberlands data reflects announced 10 percent reduction in 2020 fee harvest volumes. To improve comparability with peer disclosures, amounts shown for Weyerhaeuser include Timberlands EBITDA and non-timber income associated with Natural Resources and Climate Solutions business lines, where available. See additional details on slide 70.
2. Wood Products peers include BlueLinx, Boise Cascade, Canfor, Interfor, Louisiana-Pacific and West Fraser.
3. 2017-2025 lumber margins include recurring expenses for softwood lumber countervailing and anti-dumping duties for all companies shown.
4. After 2021, West Fraser (previously Norbord) excluded due to changes in segment reporting, which now combines OSB and EWP segments.
5. After 2021, Louisiana-Pacific excluded due to the sale of its EWP business in 2022.

64

Board Feet In Millions Santiam, OR 485 Longview, WA 460 Cottage Grove, OR 445 Raymond, WA 225 Kalispell, MT 120 Total Capacity 1,735 Total Facilities 5 WOOD PRODUCTS MILL LOCATIONS & CAPACITIES Structural Lumber Western United States Board Feet In Millions Dierks, AR 395 Millport, AL 320 Philadelphia, MS 315 Bruce, MS 310 Greenville, NC 300 Plymouth, NC 270 Dodson, LA 260 McComb, MS 260 Idabel, OK 250 Holden, LA 230 Total Capacity 2,910 Total Facilities 10 Board Feet In Millions Grande Prairie, AB 310 Drayton Valley, AB 280 Total Capacity 590 Total Facilities 2 Canada Southern United States All data as of December 31, 2025. Production capacities listed represent annual production volume under normal operating conditions and producing a normal product mix for each individual facility. Total Lumber Capacity 5.2 Billion Board Feet 17 Facilities

WOOD PRODUCTS MILL LOCATIONS & CAPACITIES

Engineered Wood Products & Oriented Strand Board

Engineered Wood Products

Solid Section & I-joist Total Capacity



42 Million Cubic Feet[1]
6 Facilities

Cubic Feet In Millions	
Kenora, ON[2]	11
Natchitoches, LA[3]	8
Buckhannon, WV[2]	7
Evergreen, AL[3]	7
Eugene, OR[3]	6
Vancouver, BC[2]	4

Medium Density Fiberboard

Square Feet (3/4") In Millions	
Columbia Falls, MT	265
Total Capacity	**265**
Total Facilities	**1**

Plywood

Square Feet (3/8") In Millions	
Zwolle, LA	250
Emerson, AR	210
Kalispell, MT	150
Total Capacity	**610**
Total Facilities[4]	**3**

Oriented Strand Board Total Capacity



3.2 Billion Square Feet
6 Facilities

Square Feet (3/8") In Millions	
Sutton, WV	675
Hudson Bay, SK	600
Grayling, MI	560
Edson, AB	460
Elkin, NC	430
Arcadia, LA	425

All data as of December 31, 2025.

Production capacities listed represent annual production volume under normal operating conditions and producing a normal product mix for each individual facility.

1. This represents total press capacity. Our engineered solid section facilities also may produce engineered I-joists. In 2025, approximately 24 percent of the total press production was converted into 143 million lineal feet of I-joist.
2. Buckhannon, WV; Kenora, ON and Vancouver, BC only produce solid section.
3. Eugene, OR; Evergreen, AL and Natchitoches, LA produce solid section and engineered I-joists to meet market demand.
4. All of our plywood facilities also produce veneer.

66

ADJUSTED EBITDA RECONCILIATION

Total Company

$ Millions	2017	2018	2019	2020	2021	2022	2023	2024	2025
Adjusted EBITDA[1]	**$2,080**	**$2,032**	**$1,276**	**$2,201**	**$4,094**	**$3,654**	**$1,694**	**$1,292**	**$1,021**
Depletion, depreciation & amortization	(521)	(486)	(510)	(472)	(477)	(480)	(500)	(502)	(509)
Basis of real estate sold	(81)	(124)	(116)	(141)	(71)	(84)	(93)	(120)	(84)
Unallocated pension service costs	(4)	—	—	—	—	—	—	—	—
Special items included in operating income	(343)	(28)	1	122	97	(10)	85	15	303
Operating Income (GAAP)	**$1,131**	**$1,394**	**$651**	**$1,710**	**$3,643**	**$3,080**	**$1,186**	**$685**	**$731**
Non-operating pension & other post-employment benefit costs	(62)	(272)	(516)	(290)	(19)	(254)	(45)	(42)	(220)
Interest income & other	40	60	30	5	5	25	76	53	22
Net Contribution to Earnings	**$1,109**	**$1,182**	**$165**	**$1,425**	**$3,629**	**$2,851**	**$1,217**	**$696**	**$533**
Interest expense, net	(393)	(375)	(369)	(351)	(313)	(270)	(280)	(269)	(273)
Loss on debt extinguishment	—	—	(9)	(92)	—	(276)	—	—	—
Income taxes	(134)	(59)	137	(185)	(709)	(425)	(98)	(31)	64
Net Earnings (Loss) (GAAP)[2]	**$582**	**$748**	**$(76)**	**$797**	**$2,607**	**$1,880**	**$839**	**$396**	**$324**

1. Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.
2. Net earnings (loss) for 2017, 2018, 2019, 2020, 2022 and 2025 include net charges of $52 million, $122 million, $354 million, $285 million, $359 million and $111 million, respectively, of after-tax non-operating special items which are reported in non-operating pension and other post-employment benefit costs, interest income and other, interest expense, net, and income taxes.

We have not provided a reconciliation of forecasted Adjusted EBITDA to the most comparable GAAP measure of net earnings because Adjusted EBITDA excludes the impact of certain items described in the definition above, and management cannot estimate these items or the impact they will have on Adjusted EBITDA on a forward-looking basis without unreasonable effort. As a result, investors may be unable to accurately compare the results or expected results of other companies that may define and calculate Adjusted EBITDA differently. Nonetheless, management believes that providing this forward-looking non-GAAP information is useful to investors, and given the uncertain nature of forward-looking statements, we believe investors are able to take into account the inherent limitations of this forward-looking non-GAAP information. We cannot reasonably predict the occurrence, timing or amount of any of the items that we exclude from our Adjusted EBITDA estimate. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDA and actual results may differ materially from our estimate.

67

NET DEBT TO ADJUSTED EBITDA RECONCILIATION

Total Company (2017-2021)

$ Millions	2017				2018				2019				2020				2021			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net Debt to Adjusted EBITDA (LTM)[1,2,3]	**3.6**	**3.3**	**2.9**	**2.5**	**2.5**	**2.2**	**2.5**	**3.0**	**3.3**	**3.9**	**4.7**	**4.9**	**4.5**	**4.1**	**2.9**	**2.3**	**1.5**	**0.9**	**0.7**	**0.8**
Total debt	$6,606	$6,604	$5,995	$5,992	$5,928	$5,924	$5,921	$6,344	$6,401	$6,293	$6,590	$6,377	$7,426	$6,299	$5,974	$5,475	$5,475	$5,250	$5,250	$5,099
Less: Cash & cash equivalents and short-term investments	455	701	497	824	598	901	348	334	259	212	153	139	1,458	643	787	495	1,016	1,777	2,326	1,879
Net Debt	**$6,151**	**$5,903**	**$5,498**	**$5,168**	**$5,330**	**$5,023**	**$5,573**	**$6,010**	**$6,142**	**$6,081**	**$6,437**	**$6,238**	**$5,968**	**$5,656**	**$5,187**	**$4,980**	**$4,459**	**$3,473**	**$2,924**	**$3,220**
Adjusted EBITDA (LTM)[1,2,3]	**$1,701**	**$1,794**	**$1,929**	**$2,080**	**$2,170**	**$2,301**	**$2,237**	**$2,032**	**$1,853**	**$1,559**	**$1,362**	**$1,276**	**$1,324**	**$1,367**	**$1,804**	**$2,201**	**$2,889**	**$4,076**	**$4,077**	**$4,094**
Depletion, depreciation & amortization	(541)	(537)	(531)	(521)	(508)	(498)	(488)	(486)	(489)	(494)	(507)	(510)	(510)	(503)	(483)	(472)	(467)	(470)	(473)	(477)
Basis of real estate sold	(106)	(103)	(108)	(81)	(79)	(91)	(113)	(124)	(160)	(171)	(149)	(116)	(130)	(131)	(147)	(141)	(106)	(96)	(67)	(71)
Unallocated pension service costs	(5)	(5)	(4)	(4)	(2)	(2)	(1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Special items in operating income	(73)	(264)	(457)	(343)	(339)	(149)	58	(28)	(40)	(20)	33	1	33	41	(92)	122	110	102	214	97
Operating Income (LTM) (GAAP)[1]	**$976**	**$885**	**$829**	**$1,131**	**$1,242**	**$1,561**	**$1,693**	**$1,394**	**$1,164**	**$874**	**$739**	**$651**	**$717**	**$774**	**$1,082**	**$1,710**	**$2,426**	**$3,612**	**$3,751**	**$3,643**
Equity earnings (loss) from joint ventures	17	10	2	1	1	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-operating pension & other post-employment benefit costs	12	(6)	(35)	(62)	(64)	(69)	(70)	(272)	(718)	(715)	(713)	(516)	(55)	(55)	(49)	(290)	(289)	(280)	(276)	(19)
Interest income & other	43	42	38	39	42	44	46	60	58	53	46	30	21	17	13	5	5	5	4	5
Net Contribution to Earnings (LTM)[1]	**$1,048**	**$931**	**$834**	**$1,109**	**$1,221**	**$1,537**	**$1,669**	**$1,182**	**$504**	**$212**	**$72**	**$165**	**$683**	**$736**	**$1,046**	**$1,425**	**$2,142**	**$3,337**	**$3,479**	**$3,629**
Interest expense, net of capitalized interest	(435)	(421)	(405)	(393)	(387)	(379)	(374)	(375)	(377)	(388)	(386)	(378)	(356)	(357)	(365)	(385)	(437)	(412)	(380)	(313)
Loss on debt extinguishment	—	—	—	—	—	—	—	—	(12)	—	—	—	—	(11)	(23)	(58)	—	—	—	—
Income taxes	(102)	(105)	(56)	(134)	(140)	(171)	(183)	(59)	75	177	159	137	36	(61)	(167)	(185)	(377)	(641)	(616)	(709)
Net Earnings (Loss) from Continuing Operations (LTM)[1]	**$511**	**$405**	**$373**	**$582**	**$694**	**$987**	**$1,112**	**$748**	**$190**	**$1**	**($155)**	**($76)**	**$363**	**$307**	**$491**	**$797**	**$1,328**	**$2,284**	**$2,483**	**$2,607**
Earnings from discontinued operations, net of income taxes	592	554	489	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Earnings (Loss) (LTM) (GAAP)[1]	**$1,103**	**$959**	**$862**	**$582**	**$694**	**$987**	**$1,112**	**$748**	**$190**	**$1**	**($155)**	**($76)**	**$363**	**$307**	**$491**	**$797**	**$1,328**	**$2,284**	**$2,483**	**$2,607**
Dividends on preference shares	(11)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Earnings (Loss) to Common Shareholders (LTM) (GAAP)[1]	**$1,092**	**$959**	**$862**	**$582**	**$694**	**$987**	**$1,112**	**$748**	**$190**	**$1**	**($155)**	**($76)**	**$363**	**$307**	**$491**	**$797**	**$1,328**	**$2,284**	**$2,483**	**$2,607**

1. LTM = last twelve months.
2. Net debt to Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Net debt to Adjusted EBITDA, as we define it, is long-term debt and borrowings on line of credit, net of cash and cash equivalents and short-term investments divided by the last twelve months of Adjusted EBITDA.
3. Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

68

Total Company (2022-2026 Q1) NET DEBT TO ADJUSTED EBITDA RECONCILIATION $ Millions  2022 2023 2024 2025 2026 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Net Debt to Adjusted EBITDA (LTM)1,2,3 0.9 0.8 0.8 1.0 1.7 2.2 2.2 2.3 2.5 2.6 3.2 3.4 3.6 3.8 4.3 5.0 5.1 Total debt $5,053 $5,053 $5,053 $5,053 $5,053 $5,797 $5,679 $5,069 $5,071 $5,072 $5,074 $5,076 $5,167 $5,168 $5,470 $5,572 $5,424 Less: Cash & cash equivalents and short-term investments 1,205 1,723 1,920 1,581 797 1,760 1,841 1,164 871 997 877 684 560 592 401 464 299 Net Debt $3,848 $3,330 $3,133 $3,472 $4,256 $4,037 $3,838 $3,905 $4,200 $4,075 $4,197 $4,392 $4,607 $4,576 $5,069 $5,108 $5,125 Adjusted EBITDA (LTM)1,2,3 $4,490 $4,122 $3,959 $3,654 $2,552 $1,816 $1,742 $1,694 $1,651 $1,592 $1,319 $1,292 $1,268 $1,194 $1,175 $1,021 $1,001 Depletion, depreciation & amortization  (481) (480) (481) (480) (484) (491) (494) (500) (499) (499) (502) (502) (502) (501) (506) (509) (508) Basis of real estate sold (75) (90) (86) (84) (86) (60) (87) (93) (91) (117) (106) (120) (113) (107) (103) (84) (83) Unallocated pension service costs — — — — — — — — — — — — — — — — — Special items in operating income 97 97 65 (10) (10) (21) (21) 85 85 121 111 15 15 (10) 55 303 389 Operating Income (LTM) (GAAP)1 $4,031 $3,649 $3,457 $3,080 $1,972 $1,244 $1,140 $1,186 $1,146 $1,097 $822 $685 $668 $576 $621 $731 $799 Equity earnings (loss) from joint ventures — — — — — — — — — — — — — — — — — Non-operating pension & other post-employment benefit costs (26) (36) (43) (254) (248) (249) (249) (45) (47) (45) (43) (42) (50) (59) (68) (220) (215) Interest income & other  3 2 10 25 38 55 70 76 80 75 65 53 42 35 27 22 21 Net Contribution to Earnings (LTM)1 $4,008 $3,615 $3,424 $2,851 $1,762 $1,050 $961 $1,217 $1,179 $1,127 $844 $696 $660 $552 $580 $533 $605 Interest expense, net of capitalized interest (306) (293) (281) (270) (264) (269) (274) (280) (281) (278) (275) (269) (268) (267) (269) (273) (273) Loss on debt extinguishment (276) (276) (276) (276) — — — — — — — — — — — — — Income taxes (729) (589) (582) (425) (238) (79) (56) (98) (96) (104) (35) (31) (27) (6) 20 64 65 Net Earnings (Loss) from Continuing Operations (LTM)1 $2,697 $2,457 $2,285 $1,880 $1,260 $702 $631 $839 $802 $745 $534 $396 $365 $279 $331 $324 $397 Earnings from discontinued operations, net of income taxes — — — — — — — — — — — — — — — — — Net Earnings (Loss) (LTM) (GAAP)1 $2,697 $2,457 $2,285 $1,880 $1,260 $702 $631 $839 $802 $745 $534 $396 $365 $279 $331 $324 $397 Dividends on preference shares — — — — — — — — — — — — — — — — — Net Earnings (Loss) to Common Shareholders (LTM) (GAAP)1 $2,697 $2,457 $2,285 $1,880 $1,260 $702 $631 $839 $802 $745 $534 $396 $365 $279 $331 $324 $397 1. LTM = last twelve months. 2. Net debt to Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Net debt to Adjusted EBITDA, as we define it, is long-term debt and borrowings on line of credit, net of cash and cash equivalents and short-term investments divided by the last twelve months of Adjusted EBITDA.  3. Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

ADJUSTED EBITDA[1] RECONCILIATION

Timberlands

$ Millions	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Western Timberlands, Natural Resources & Climate Solutions[2]	$283	$263	$380	$579	$470	$449	$520	$544	$332	$360	$407	$503	$363	$280	$343
Less: EBITDA attributable to Western Natural Resources & Climate Solutions	4	5	7	8	11	6	12	12	14	20	20	30	19	18	44
Western Timberlands	**279**	**258**	**373**	**571**	**459**	**443**	**508**	**532**	**318**	**340**	**387**	**473**	**344**	**262**	**299**
Southern Timberlands, Natural Resources & Climate Solutions[2]	290	339	372	457	472	469	428	398	410	330	391	423	430	427	405
Less: EBITDA attributable to Southern Natural Resources & Climate Solutions	64	41	44	47	42	43	45	47	58	56	90	116	124	142	122
Southern Timberlands	**226**	**298**	**328**	**410**	**430**	**426**	**383**	**351**	**352**	**274**	**301**	**307**	**306**	**285**	**283**
Northern Timberlands	**29**	**28**	**32**	**47**	**41**	**26**	**23**	**19**	**15**	**4**	**9**	**14**	**6**	**3**	**7**
Other Timberlands	**(15)**	**(8)**	**46**	**2**	**7**	**6**	**22**	**—**	**(5)**	**(8)**	**(4)**	**(10)**	**(10)**	**(11)**	**(8)**
Adjusted EBITDA including Legacy Plum Creek operations[3]	**$519**	**$576**	**$779**	**$1,030**	**$937**	**$901**	**$936**	**$902**	**$680**	**$610**	**$693**	**$784**	**$646**	**$539**	**$581**
Less: EBITDA attributable to Plum Creek[4]	175	203	235	291	260	36	—	—	—	—	—	—	—	—	—
Weyerhaeuser Timberlands Adjusted EBITDA	**$344**	**$373**	**$544**	**$739**	**$678**	**$865**	**$936**	**$902**	**$680**	**$610**	**$693**	**$784**	**$646**	**$539**	**$581**
Depletion, depreciation & amortization	(138)	(143)	(168)	(207)	(208)	(366)	(356)	(319)	(301)	(257)	(261)	(256)	(267)	(260)	(261)
Special items	—	—	—	—	—	—	(48)	—	(32)	102	32	—	109	—	266
Operating Income (GAAP)	**$206**	**$230**	**$376**	**$532**	**$470**	**$499**	**$532**	**$583**	**$347**	**$455**	**$464**	**$528**	**$488**	**$279**	**$586**
Interest income & other	4	3	4	—	—	—	—	—	—	—	—	—	—	1	—
Loss attributable to non-controlling interest	—	1	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Contribution to Earnings	**$210**	**$234**	**$380**	**$532**	**$470**	**$499**	**$532**	**$583**	**$347**	**$455**	**$464**	**$528**	**$488**	**$280**	**$586**

1. Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.
2. Includes Timberlands EBITDA and non-timber income associated with Natural Resources and Climate Solutions business lines, where available. Provided to improve comparability with peer disclosures and for calculating Adjusted EBITDA per acre, as shown on slide 64. Starting in 2026, the company's Real Estate, Energy & Natural Resources segment was renamed Strategic Land Solutions.
3. Results exclude Strategic Land Solutions, which was reported as part of Weyerhaeuser's Timberlands segment prior to 2016. West includes Plum Creek Washington and Oregon operations. South includes Plum Creek Southern Resources. North includes Plum Creek Northern Resources less Washington and Oregon. Results from Longview Timber are included in Other for 2013 and in Western Timberlands for 2014 and forward. Other also includes results from international operations and certain administrative charges.
4. Results represent Plum Creek Timberlands EBITDA from October 1, 2011 through February 18, 2016.

70

ADJUSTED EBITDA RECONCILIATION

Strategic Land Solutions[1]

$ Millions	2017	2018	2019	2020	2021	2022	2023	2024	2025
Real Estate	$178	$196	$193	$159	$176	$171	$170	$178	$203
Natural Resources	63	68	81	60	82	115	103	87	89
Climate Solutions	—	—	—	22	38	43	47	84	119
Adjusted EBITDA[2]	**$241**	**$264**	**$274**	**$241**	**$296**	**$329**	**$320**	**$349**	**$411**
Depletion, depreciation & amortization	(15)	(14)	(14)	(14)	(15)	(17)	(16)	(13)	(12)
Basis of real estate sold	(81)	(124)	(116)	(141)	(71)	(84)	(93)	(120)	(84)
Special Items in operating income	—	—	—	—	—	(10)	—	—	—
Operating Income (GAAP)	**$145**	**$126**	**$144**	**$86**	**$210**	**$218**	**$211**	**$216**	**$315**
Interest income & other	1	1	—	—	—	—	—	—	—
Net Contribution to Earnings	**$146**	**$127**	**$144**	**$86**	**$210**	**$218**	**$211**	**$216**	**$315**

1. New segment name for Real Estate, Energy & Natural Resources, effective 2026 Q1. See slide 73 for a reconciliation of the changes in business line composition.
2. Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

71

ADJUSTED EBITDA RECONCILIATION

Wood Products

$ Millions	2011	2012	2013	2014	2015	2016[1]	2017	2018	2019	2020	2021	2022	2023	2024	2025
Lumber	($7)	$130	$317	$319	$212	$289	$459	$459	$183	$799	$1,630	$1,103	$83	($21)	($54)
OSB	(4)	143	247	46	41	183	359	329	59	466	1,292	879	250	311	76
EWP	6	17	45	79	114	145	173	177	207	188	285	585	455	308	215
Distribution	(37)	(29)	(33)	2	10	25	38	32	33	86	176	184	103	62	11
Other	(1)	(15)	(2)	—	(5)	(1)	(12)	(10)	(6)	(12)	(26)	(14)	14	1	2
Adjusted EBITDA[2]	**($43)**	**$246**	**$574**	**$446**	**$372**	**$641**	**$1,017**	**$987**	**$476**	**$1,527**	**$3,357**	**$2,737**	**$905**	**$661**	**$250**
Depletion, depreciation & amortization	(151)	(133)	(123)	(119)	(106)	(129)	(145)	(149)	(191)	(195)	(196)	(201)	(210)	(219)	(224)
Special items	(52)	6	(10)	—	(8)	—	(303)	—	68	8	50	—	14	15	29
Operating (Loss) Income (GAAP)	**($246)**	**$119**	**$441**	**$327**	**$258**	**$512**	**$569**	**$838**	**$353**	**$1,340**	**$3,211**	**$2,536**	**$709**	**$457**	**$55**
Interest income & other	3	1	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Contribution to Earnings	**($243)**	**$120**	**$441**	**$327**	**$258**	**$512**	**$569**	**$838**	**$353**	**$1,340**	**$3,211**	**$2,536**	**$709**	**$457**	**$55**

1. Amounts presented reflect the results of operations acquired in our merger with Plum Creek Timber Company, Inc. beginning on the merger date of February 19, 2016.
2. Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

72

STRATEGIC LAND SOLUTIONS BUSINESS LINES

Effective 2026 Q1, the Real Estate, Energy & Natural Resources (Real Estate & ENR) segment was renamed Strategic Land Solutions. Concurrently, the business line composition of the segment was updated to Real Estate, Natural Resources and Climate Solutions. The table below provides a reconciliation of categorization of activities included within each respective business line both prior to 2026 Q1 and thereafter. Total Adjusted EBITDA, Net Sales and other key performance metrics for fiscal years 2025 and prior for the segment are unimpacted by this presentation change.

Reporting Period	Prior to 2026 Q1		Starting in 2026 Q1		
Segment Name	Real Estate, Energy & Natural Resources		Strategic Land Solutions		
Business Lines	Real Estate	Energy & Natural Resources	Real Estate	Natural Resources	Climate Solutions
Sources of Revenue	Real Estate Conservation* Mitigation Banking*	Construction Materials Subsurface Minerals Miscellaneous Rights of Way Renewable Energy Development* Forest Carbon* Carbon Capture & Sequestration*	Real Estate	Construction Materials Subsurface Minerals Miscellaneous Rights of Way	Conservation Mitigation Banking Renewable Energy Development Forest Carbon Carbon Capture & Sequestration Other Emerging Climate Solutions Activities

*Natural Climate Solutions Activity

73

ADJUSTED FUNDS AVAILABLE FOR DISTRIBUTION (FAD) RECONCILIATION

$ Millions	2017	2018	2019	2020	2021	2022	2023	2024	2025
Net cash from operations	$1,201	$1,112	$966	$1,529	$3,159	$2,832	$1,433	$1,008	$562
Capital expenditures (excluding discontinued operations)	(419)	(427)	(384)	(281)	(441)	(468)	(447)	(416)	(474)
Funds Available for Distribution[1]	**$782**	**$685**	**$582**	**$1,248**	**$2,718**	**$2,364**	**$986**	**$592**	**$88**
Cash for product remediation payments (from product remediation insurance recoveries)	192	96	(68)	(8)	—	(37)	—	(25)	—
Cash tax payments attributable to Cellulose Fibers divestiture	75	—	—	—	—	—	—	—	—
Monticello engineered wood products facility capital expenditures	—	—	—	—	—	—	—	—	109
Cash contribution to (cash tax refund associated with contribution to) our U.S. qualified pension plan	—	300	—	—	(95)	—	—	—	200
Adjusted Funds Available for Distribution[2]	**$1,049**	**$1,081**	**$514**	**$1,240**	**$2,623**	**$2,327**	**$986**	**$567**	**$397**

1. Funds available for distribution (FAD) is a non-GAAP measure that management uses to evaluate the company's liquidity. FAD, as we define it, is net cash from operations adjusted for capital expenditures. FAD measures cash generated during the period (net of capital expenditures) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

2. Adjusted funds available for distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company's liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

74

OTHER NON-GAAP FINANCIAL MEASURES This presentation references forward-looking estimates of free cash flow yield, Adjusted EBITDA multiple and return on investment (ROI), each of which is a non-GAAP financial measure that management uses to evaluate the performance of the company and certain investments. Free cash flow yield, as we define it, is calculated by dividing free cash flow — defined as Adjusted EBITDA generated less capital expenditures to support operations — by the purchase price of the investment. Adjusted EBITDA multiple is calculated by dividing the purchase price by the company's forecasted Adjusted EBITDA. ROI is calculated by dividing forecasted cash flow by invested capital. These measures should not be considered in isolation from, and are not intended to represent alternatives to, our GAAP results. We have not provided a reconciliation of these forward-looking non-GAAP financial measures to the most comparable GAAP measure of net cash from operations (in the case of free cash flow), net earnings (in the case of Adjusted EBITDA multiple) and return on assets (in the case of ROI), because they each exclude the impact of certain items that are inherently difficult to forecast, such as changes in working capital, capital expenditures, and asset sales. Management cannot estimate these items or their impact on free cash flow yield, Adjusted EBITDA multiple or ROI on a forward-looking basis without unreasonable effort. As a result, investors may be unable to accurately compare our historical results to those of other companies that may define or calculate free cash flow yield, Adjusted EBITDA multiple, or ROI differently. Nonetheless, management believes that providing this forward-looking non-GAAP information is useful to investors. Given the uncertain nature of forward-looking statements, we believe investors are able to take into account the inherent limitations of this forward-looking non-GAAP information. Actual results may differ materially from our estimates due to the potential significance of the excluded items.